                                                                     EXHIBIT 4.3

                     PREFERRED STOCK INVESTMENT AGREEMENT


          AGREEMENT dated as of April 11, 1997 between Casmyn Corp. (the "Company") and the investor whose name is set forth at the foot of this Agreement (the "Investor").

          The parties hereto agree as follows:

                                   ARTICLE I

                      Purchase and Sale of Preferred Stock
                      ------------------------------------

          Section 1.1  Purchase and Sale of Preferred Stock.  Upon the following
                       ------------------------------------
terms and conditions, the Company shall issue and sell to the Investor shares of the Company's First Convertible Preferred Stock (the "Shares") having the rights, designations and preferences set forth in Schedule I hereto, and the Investor shall purchase from the Company the number of Shares designated on the signature page hereof.

          Section 1.2  Purchase Price.  The purchase price for the Shares (the
                       --------------
"Purchase Price") shall be $25 per share.

          Section 1.3  The Closing.
                       -----------

                 (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place at the offices of the Company, at 10:00 a.m., local time on the later of the following: (i) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (ii) such other time and place and/or on such other date as the Investor and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

                 (b) On the Closing Date, the Company shall deliver to the Investor certificates representing the number of Shares being purchased by the Investor, registered in the name of the Investor, or deposit such Shares into accounts designated by the Investor, and the Investor shall deliver to the Company the Purchase Price for such Shares by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

          Section 1.4  Covenant to Register.
                       --------------------

                 (a) For purposes of this Section, the following definitions shall apply:

                       (i) The terms "register," "registered," and
"registration" refer to a registration under the Securities Act of 1933, as amended (the "Act"), effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                       (ii) The term "Registrable Securities" means the stock issued or issuable upon conversion of the Shares, or otherwise issued or issuable pursuant to this Agreement or the provisions of Schedule I hereto, and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the Shares, which (i) have not been resold pursuant to an effective registration statement or pursuant to Rule 144 under the Act and (ii) may not be resold pursuant to Rule 144(k) under the Act. For purposes of this Agreement, securities will be considered ineligible for resale pursuant to Rule 144(k) under the Act unless the Company's transfer agent has accepted an instruction from the Company specifying that such securities are eligible for sale pursuant to Rule 144(k).

                       (iii) The term "holder of Registrable Securities" includes any person who holds Shares which are convertible into Registrable Securities.

                 (b) (i) The Company shall, as expeditiously as possible following the Closing, file a registration statement on Form S-3, or if Form S-3 is not then available, another appropriate form, covering all the Registrable Securities and sales thereof under Rule 415, and shall use its best efforts to cause such registration statement to become effective by the 90th calendar day after the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective or does not include all Registrable Securities, a holder of Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith (which may include adding such shares to an existing shelf registration). The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities, then so long as the Company is in compliance with its obligations under Subsection (d)(i) through (v) hereof, the demand registration rights granted pursuant to this Subsection (b) (i) shall not be applicable. If such registration statement is not declared effective with respect to all Registrable Securities, or if the Company is not in compliance with said obligations, the demand registration rights described herein shall remain in effect. The Company shall provide holders of Registrable Securities reasonable opportunity to review any such registration statement or amendment or supplement thereto prior to the filing thereof. If the Registrable Securities are registered initially on a form other than Form S-3, the Company shall register the Registrable Securities on Form S-3 as soon as use of such form is permissible.

                       (ii) The Company shall not be obligated to effect Demand Registration under Subsection (b)(i) if all of the Registrable Securities held by the holder of Registrable Securities which are demanded to be covered by the Demand Registration are, at the time of such demand, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) (i) through (v) hereof.

                       (iii) The Company may suspend the effectiveness of any such registration effected pursuant to this Subsection (b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC"), and may suspend use of the prospectus included in the Registration Statement if such prospectus ceases to meet the requirements of Section 10 of the Act. The Company will immediately advise the holders of the registered securities of any such suspension, and will use its best efforts to cause such suspension to terminate at the earliest possible date.

                       (iv) If the registration statement covering all Registrable Securities is not effective by the 90th calendar day after the Closing Date, then the Company shall pay the Investor in cash an amount equal to 3% of the total Purchase Price of the Shares purchased by the Investor for each 30 day period thereafter until such registration statement is effective (pro-rata as to a period of less than 30 days); provided, however, that such payment, with respect to the first 60 days (but not thereafter), may be made in Shares valued at the Purchase Price. An amount equal to 3% of the total Purchase Price of Shares and any Registrable Securities then held by Investor shall also be paid to the Investor in cash during any period in excess of 30 days that (i) the effectiveness of the Registration Statement or use of the prospectus is suspended as set forth in Section 1.4 (b)(iii) or the prospectus is otherwise unavailable for use by sellers of Registrable Securities, or if the Registrable Securities are not listed and traded on NASDAQ or on a national securities exchange. Any payment hereunder shall be made not later than five business days after the end of the 30-day period with respect to which such payment is due and if not so paid the Shares shall be redeemable at the option of the holder thereof at their liquidation preference divided by 100% less the Applicable Percentage set forth in Schedule I hereto. The "Purchase Price" of Registrable Securities shall be (i) in the case of Registrable Securities derived from conversion or substitution of Shares, the Purchase Price of such Shares, and
(ii) in the case of Registrable Securities derived from dividend payments, the original dollar amount of such dividends. This subsection is in addition to the provisions of Section 7.2(a) hereof.

                       (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and all Registrable Securities have not theretofore been included in a registration statement under Subsection (b) which remains effective, the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration. Upon the written request of any holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its list efforts to cause to be registered under the Act all Registrable Securities that such holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection
(c) to the extent that, with respect to a public offering registration, the managing underwriter of such public offering reasonably notifies such holder(s) in writing of its determination that the Registrable Securities or a portion thereof should be excluded therefrom.

                       (d) Whenever required under this Section to effect the registration of any Registrable Securities, including, without limitation, the Initial Registration, the Company shall, as expeditiously as reasonably possible:

                           (i) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective as provided in Section 1.4(b)(i), and keep such registration statement effective for so long as any holder of Registrable Securities desires to dispose of the securities covered by such registration statement, or, if earlier, until such Registrable Securities may be sold under Rule 144(k) (provided that the Company's transfer agent has accepted an instruction from the Company to such effect).

                           (ii) Prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and notify the holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                           (iii) Furnish to each holder of Registrable
Securities such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the registration statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such holder of

Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by such holder of Registrable Securities.

                           (iv) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by a holder of Registrable Securities and keep such registration or qualification effective as long as required to permit sale of Registrable Securities thereunder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (v) Notify each holder of Registrable Securities
immediately of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus.

                           (vi) Furnish, at the request of any holder of
Registrable Securities, (1) an opinion of counsel of the Company, dated the effective date of the registration statement, in form and substance reasonably satisfactory to the holder and its counsel and covering, without limitation, such matters as the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization, issuance and registration thereof and (2) a letter or letters of the Company's independent public accountants in form and substance reasonably satisfactory to the holder and its counsel.

                           (vii) Use its best efforts to list the Registrable
Securities covered by such registration statement with any national market or securities exchange on which the Common Stock is then listed, and make generally
                                 ------
available on a timely basis such statements of earnings as are required to comply with Section lla of the Act.

                           (viii) Make available for inspection by the holder of
Registrable Securities, upon request, all SEC Documents (as defined below) filed subsequent to the Closing and require the Company's officers, directors and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement.

                       (e) Each holder of Registrable Securities will furnish to the Company in connection with any registration under this Section such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities held by such holder of

Registrable Securities.  The Investor shall provide such data as of closing.
The intended method of disposition (Plan of Distribution) of such securities as so provided by Investor shall be included without alteration in the Registration Statement covering the Registrable Securities and shall not be changed without written consent of the Investor.

                       (f) (i) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or (c) (each, a "Selling Shareholder") and each of its officers, directors, employees, agents, partners or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in
                      --------
any such case to the extent that any such Liability arises out of or is based upon an untrue statement or omission so made in strict conformity with information furnished by such indemnified party in writing specifically for use in the registration statement; provided further, that the Company shall not be
                               -------- -------
liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) a Selling Shareholder under an obligation to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder failed to do so and
(ii) the prospectus would have completely corrected such untrue statement or omission; and provided further, that the Company shall not be liable in any such
              -------- -------
case to the extent that any Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and if, having previously been furnished by or on behalf of the Company with copies of the prospectuses so amended or supplemented and having been obligated to deliver such prospectuses, the Selling Shareholder thereafter failed to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of Registrable Securities to the person asserting such Liability who purchased such Registrable Securities which are the subject thereof from such Selling Shareholder.

                           (ii) In the event of any registration under the Act
of Registrable Securities pursuant to Subsections (b) or (c), each holder of such Registrable

Securities hereby severally agrees to indemnify, defend and hold harmless the Company, and its officers, directors, employees, agents, partners, or controlling persons (within the meaning of the Act) (each, an "indemnified party") from and against, and shall reimburse such indemnified party with respect to, any and all Liabilities to which such indemnified party may become subject under the Act or otherwise, arising from or relating to (A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, that such holders will be liable in any such case to the extent, and
--------
only to the extent, that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus or amendment or supplement thereto in reliance upon and in strict conformity with written information furnished in an instrument duly executed by such holder specifically for use in the registration statement.

                           (iii) Promptly after receipt by any indemnified party
of notice of the commencement of any action, or after actual knowledge of any claim, such indemnified party shall, if a claim in respect thereof is to be made against another party (the "indemnifying party") hereunder, notify such party in writing thereof, but the omission so to notify shall not relieve the indemnifying party from any Liability which it may have to the indemnified party other than under this section and shall only relieve it from any liability which it may have to the indemnified party under this section if and to the extent it is actually prejudiced by such omission. In case any such action shall be brought against any indemnified party and such indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to the indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to the indemnified party under this section for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided,
                                                                --------
however, that if the defendants in any such action include both the indemnifying party and such indemnified party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.
In clarification of the foregoing,
if the Company is the indemnifying party it shall pay the reasonable expenses and fees of one separate counsel whose selection is approved by the largest group of similarly situated indemnified parties as measured by the aggregate par value of such Registrable Securities owned by such group. Any indemnified party who chooses not to be represented by the foregoing separate counsel shall be entitled, at its own expense to be represented by counsel of its own selection. An indemnifying party shall not be bound by or have liability in respect of any settlement entered into without its consent.

                       (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to Subsections (b) or (c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any Selling Shareholders participating in such registration shall bear their pro-rata share of the underwriting discounts and commissions, if any, incurred by them in connection with such registration.

                           (ii) The fees, costs and expenses of registration to
be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Subject to appropriate agreements as to confidentiality, the Company shall make available to counsel for the holders of Registrable Securities its documents and personnel for due diligence purposes, and shall pay the reasonable fees and disbursements of one law firm (but not more than one) acting as counsel for a majority of such holders. Except as otherwise provided herein, fees and disbursements of counsel and accountants for the Selling Shareholders shall be borne by the respective Selling Shareholders.

                       (h) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section may be assigned by Investor to a transferee or assignee of 20% or more, in the aggregate, of its Shares or the Registrable Securities derived from such Shares. Any transferee asserting registration rights hereunder shall be bound by the applicable provisions of this Agreement.

                       (i) From and after the date of this Agreement, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless such inclusion will not reduce the amount of the Registrable Securities included therein.

                                  ARTICLE II

                        Representations and Warranties
                        ------------------------------

          Section 2.1  Representations and Warranties of the Company. The
                       ---------------------------------------------
Company hereby makes the following representations and warranties to the
Investor:

          (a) Organization and Qualification.  The Company is a corporation duly
              ------------------------------
incorporated and existing in good standing under the laws of Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any direct or indirect subsidiaries except as listed in Exhibit A hereto or in the SEC Documents (as hereinafter defined). The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole, or any adverse effect on the Company's performance of its obligations under this Agreement or any other agreement or document contemplated hereby.

          (b) Authorization: Enforcement. (i) The Company has the requisite
              --------------------------
corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.
The Company's executive officers and directors have studied and fully understand the nature of the securities being sold hereunder, and recognize that they have a potential dilutive effect.

          (c) Capitalization.  The authorized capital stock of the Company
              --------------
consists of 300,000,000 shares of Common Stock and 20,000,000 shares of preferred stock; there are 12,752,633 shares of Common Stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof and pursuant to similar agreements of like tenor, there will be 12,752,033 shares of Common Stock and approximately 800,000 shares of preferred stock issued and outstanding. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto and as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Investor true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

          (d) Issuance of Shares.  The issuance of the Shares has been duly
              ------------------
authorized and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Common Stock issuable upon conversion of the Shares will be duly authorized and reserved for issuance and, upon conversion in accordance with the Certificate of Designation to be filed by the Company to establish the rights and preferences of the Shares, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or adverse claims, and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

          (e) No Conflicts.  The execution, delivery and performance of this
              ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than the filing of a Certificate setting forth the terms of the Shares with the Colorado Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD or state securities filings which may be required to be made by the Company and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

          (f) SEC Documents, Financial Statements.  The Common Stock of the
              -----------------------------------
Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the quarterly and annual (including, without limitation, proxy information and solicitation materials) SEC Documents filed with the SEC since December 31, 1995. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder except as set forth on Exhibit A and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) No Material Adverse Change.  Since the date through which the most
              --------------------------
recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no event which would have a Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries, except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent thereto, and the Company has not received any communication from the SEC or the NASD regarding any possible de-listing of the Company's Common Stock.

          (h) No Undisclosed Liabilities or Litigation.  The Company and its
              ----------------------------------------
subsidiaries have no liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries. All material litigation to which the Company or its subsidiaries are parties is disclosed in the SEC documents or in Exhibit A hereto.

          (i) No Undisclosed Events or Circumstances.  No event or circumstance
              --------------------------------------
has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          (j) No General Solicitation.  Neither the Company, nor any of its
              -----------------------
affiliates, or, to its knowledge, any person acting on its or their behalf (including Cappello Capital Corp. (the "Placement Agent")), has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Shares.

          (k) No Integrated Offering.  Neither the Company, nor any of its
              ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares under the Act.

          (l) Standoff Commitments.  The Company has received binding Assurances
              --------------------
from Amyn Dahya and Dahya Holdings, Inc. that neither of them or their affiliates will sell more than 25,000 shares of Common Stock during the thirteen months following the Closing Date without the approval of the Placement Agent.

          (m) Approval Commitments.  The Company has received binding assurance
              --------------------
from its executive officers and directors and all stockholders who own more than 5% of the outstanding stock of the Company, to the effect that such persons will vote all their shares in favor of such approval of the transactions contemplated hereby as may be necessary to comply with any rule or regulation of the NASD or any other regulatory agency.

          Section 2.2  Representations and Warranties of the Investor.  The
                       ----------------------------------------------
Investor hereby makes the following representations and warranties to the
Company:

          (a) Authorization, Enforcement. (i) Such Investor has the requisite
              --------------------------
power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and (iii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (b) No Conflicts.  The execution, delivery and performance of this
              ------------
Agreement and the consummation by the Investor of the transactions contemplated hereby do not and will not (i) result in a violation of the Investor's charter documents or By-Laws or (ii) conflict with any agreement, indenture or instrument to which Investor is a party, or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. The business of the Investor is not being conducted in violation of any law or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement. The data to be provided by the Investor in connection with registering the Registrable Securities under the Act will be true and correct in all material respects.

          (c) Investment Representation.  The Investor is purchasing the Shares
              -------------------------
for its own account for investment and not with a view to distribution otherwise than in compliance with the Act. Investor has no present intention to sell the Shares and Investor has no present arrangement (whether or not legally binding) to sell the Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with Federal and state securities laws applicable to such disposition.

          (d) Accredited Investor.  The Investor is an accredited investor as
              -------------------
defined in Rule 501 promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general, and investments in particular, so that the Investor is able to evaluate the merits and risks of an investment in the Shares and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), the Investor has received such information as it considers necessary or appropriate for deciding whether to purchase the Shares pursuant hereto. The Investor acknowledges that no representation or warranty is made by the Placement Agent or any persons representing the Placement Agent with respect to the Company or sale of the Shares.

          (e) Rule 144.  The Investor understands that there is no public
              --------
trading market for the Shares, that none is expected to develop, and that the Shares must be held indefinitely unless such Shares or securities into which the Shares are converted are registered under the Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.


                                  ARTICLE III

                                   Covenants
                                   ---------


          Section 3.1  Securities Compliance.
                       ---------------------

          (a) The Company shall notify the SEC and NASD, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and Common Stock issuable upon conversion thereof to the Investor or subsequent holder.

          (b) The Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Shares.

          Section 3.2  Registration and Listing.  Until three (3) years after
                       ------------------------
all Shares have been converted into Common Stock, the Company will cause its Common Stock (or other securities into which the Shares are convertible) to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts, except as permitted herein. Until three (3) years after all Shares have been converted into Common Stock the Company will take all action within its power to continue the listing or trading of its Common Stock on any stock exchange on which such stock is traded and on the Nasdaq National Market or the Nasdaq Small Cap Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and Nasdaq.

          Section 3.3  Stockholder Approval.  The Company will use its best
                       --------------------
efforts to promptly notice and hold a stockholders meeting if, as and when necessary to obtain any stockholder approvals required by the Company (including those required by all applicable agreements between the Company and the NASD or Nasdaq) to allow for issuance of Common Stock upon conversion of the Shares.

          Section 3.4  Sale Restrictions.  Following conversion of the Shares
                       -----------------
into Common Stock of the Company, Investor will not on any trading day offer or sell publicly on NASDAQ or on the principal exchange on which the Common Stock is traded, on a net basis more than the following number of such shares of Common Stock: the greatest of (i) 10% of the average daily trading volume of the Common Stock for the five trading days preceding such sale as reported by NASDAQ or by such principal exchange, (ii) 25,000 shares, and (iii) 10% of the trading volume for the Common Stock on such day.

          Section 3.5  Conversion Rights.  Investor shall not be entitled to
                       -----------------
convert any Share into Common Stock of the Company if following conversion of such Share the Investor and its affiliates (within the meaning of the Exchange
Act) shall be the beneficial owners (as defined in Rule 13d-3 under the Exchange
Act) of 10% or more of the Common Stock of the Company, or if a lesser percentage is set forth after the name of the Investor on the signature page hereof, such lesser percentage. The provisions of this Section cannot be amended.

          Section 3.6  Short Sale Restrictions.  Investor agrees not to sell
                       -----------------------
Common Stock of the Company "short" except for (i) sales of shares issuable to Investor upon conversion, made within 72 hours prior to the time notice of conversion is given, (ii) sales against shares of Common Stock owned the day the short position is established, or (iii) more than 12 months after the Closing, sales against shares issuable upon conversion of the Shares whether or not notice of conversion has been given. This Section shall not apply to sales in which Investor has no beneficial interest made on behalf of third-party clients who are not holders of Shares.

          Section 3.7  Notice of Conversion Car.  No later than the 15 days
                       ------------------------
after the end of the 18th month after the Closing Date, the Company will deliver notice to the Investor specifying the amount of the Conversion Cap (as defined in Schedule I hereto) and the calculation thereof.

          Section 3.8  Most Favored Nation Clause.  If the Company issues Common
                       --------------------------
Stock or securities convertible into or exercisable for Common Stock or other convertible securities at a time when any of the Shares remain outstanding, at an effective price per share of Common Stock which is lower than the conversion price of the shares at that time, then the Company shall issue upon conversion of the Shares an additional number of shares of Common Stock necessary to reduce the effective conversion price to such lower issue price. This Section shall not be applicable to issuances of Common Stock, or options granted at market price, pursuant to any shareholder approved option plan covering not more than 8% of the Company's outstanding stock.


                                  ARTICLE IV

                                  Conditions
                                  ----------

          Section 4.1  Conditions Precedent to the Obligation of the Company to
                       --------------------------------------------------------
Sell the Shares.  The obligation hereunder of the Company to issue and/or sell
---------------
the Shares to the Investor is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

          (a) Accuracy of the Investor's Representations and Warranties.  The
              ---------------------------------------------------------
representations and warranties of the Investor shall be true and correct in all material respects.

          (b) Performance by the Investor.  The Investor shall have performed
              ---------------------------
all agreements and satisfied all conditions required to be performed or satisfied by the Investor at or prior to the Closing.

          (c) No Injunction.  No statute, rule, regulation, executive order,
              -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          Section 4.2  Conditions Precedent to the Obligation of the Investor to
                       ---------------------------------------------------------
Purchase the Shares.  The obligation hereunder of the Investor to acquire and
-------------------
pay for the Shares is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

          (a) Accuracy of the Company's Representations and Warranties.  The
              --------------------------------------------------------
representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

          (b) Performance by the Company.  The Company shall have performed all
              --------------------------
agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.

          (c) Nasdaq.  The Company's Common Stock shall have been listed and
              ------
admitted to trading on the Nasdaq National Market or the Nasdaq Small Cap Market. Thereafter, and prior to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or Nasdaq and trading in securities generally as reported by Nasdaq shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by Nasdaq.

          (d) No Injunction.  No statute, rule, regulation, executive order,
              -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          (e) Opinion of Counsel, Etc.  At the Closing the Investor shall have
              ------------------------
received an opinion of counsel to the Company in the form attached hereto and such other certificates and documents as the Investor or its counsel shall reasonably require incident to the Closing.


                                   ARTICLE V

                                Legend on Stock
                                ---------------

          Each certificate representing the Shares and, if appropriate, securities issued upon conversion thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES

          LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

          The Company agrees to reissue certificates representing the Shares or, if applicable, the securities issued upon conversion thereof without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Shares (or securities issued upon conversion thereof) pursuant to Rule 144 under the Act, (ii) the securities are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act, or (iii) such securities are included in an effective registration statement under the Act.


                                  ARTICLE VII

                                  Termination
                                  -----------

          Section 6.1  Termination by Mutual Consent.  This Agreement may be
                       -----------------------------
terminated at any time prior to the Closing by the mutual written consent of the Company and the Investor.

          Section 6.2  Other Termination.  This Agreement may be terminated by
                       -----------------
action of the Board of Directors or other governing body of the Investor or the Company at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement.

          Section 6.3  Automatic Termination.  This Agreement shall
                       ---------------------
automatically terminate without any further action of either party hereto if the Closing shall not have occurred by the tenth business day following the date of this Agreement.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

          Section 7.1  Fees and Expenses.  Except as otherwise set forth in
                       -----------------
Section 1.4 hereof, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, all due diligence fees and attorneys' fees and expenses incurred by the Investor and the Placement Agent, up to the maximums stated in the final letter agreement dated December 18, 1996 as amended February 20, 1997 between the Company and Cappello & Laffer Capital Corp., in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. The Company shall compensate the Placement Agent and shall indemnify it as set forth in said letter agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Placement Agent's compensation includes a cash payment in an amount equal to 7.5% of the Purchase Price of Shares sold by the Company, and the issuance of warrants to the Placement Agent to purchase that number of Shares equal to 10.625% of the number of Shares sold.

          Section 7.2  Specific Enforcement, Consent to Jurisdiction.
                       ---------------------------------------------

          (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

          (b) Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in California for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

          Section 7.3  Entire Agreement: Amendment.  This Agreement contains the
                       ---------------------------
entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          Section 7.4  Notices.  Any notice or other communication required or
                       -------
permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

     to the Company:  Casmyn Corp.
                      Amyn Dahya, Chairman and
                       President
                      1800-1500 W. Georgia St.
                      Vancouver, British Columbia
                      Canada V6G 2Z6
                      Fax: (604) 601-5220

     with a copy to:  Al-Kamin Haji
                      Managing Director-Finance
                      1800-1500 W. Georgia St.
                      Vancouver, British Columbia
                      Canada V6G 2Z6
                      Fax: (604) 601-5220

     to the Investor: At the address set forth at the foot of this Agreement, with copies to Investor's counsel as set forth at the foot of this Agreement or as specified in writing by Investor with a copy to:  Gerard K. Cappello
                      Cappello & Laffer Capital Corp.
                      1299 Ocean Avenue, Suite 306
                      Santa Monica, California 90401
                      Fax: (310) 393-4838

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

          Section 7.5  Waivers.  No waiver by either party of any default with
                       -------
respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 7.6  Headings.  The headings herein are for convenience only,
                       --------
do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          Section 7.7  Successors and Assigns.  Except as otherwise provided
                       ----------------------
herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party.

          Section 7.8  No Third Party Beneficiaries.  This Agreement is intended
                       ----------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 7.9  Governing Law.  This Agreement shall be governed by and
                       -------------
construed and enforced in accordance with the internal laws of California without regard to such state's principles of conflict of laws.

          Section 7.10 Survival.  The representations and warranties of the
                       --------
Company and the Investor contained in Article II and the agreements and covenants set forth in Articles I, III, V and VII shall survive the Closing.

          Section 7.11 Execution.  This Agreement may be executed in two or
                       ---------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.

          Section 7.12 Equal Treatment of Shareholders.  The Company will deal
                       -------------------------------
on an equal basis, ratably, with all holders of the Shares and will not provide any economic benefit or opportunity to any holder of Shares unless such benefit or opportunity is made available on equal terms to all holders of Shares.

          Section 7.13 Publicity.  The Company agrees that it will not
                       ---------
disclose, and will not include in any public announcement, the name of the Investor without its consent unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                              CASMYN CORP.


                              By: ______________________________
                                    Name:  Amyn Dahya
                                    Its:  Chairman and President

Number of Shares              THE INVESTOR


________________              By:  ______________________________
                                    Name:
                                    Its:
Dollar Amount at                    Investor's address:
$25 per share

$_______________              Percentage limitation, if desired ____

                                    Name and address of Investor's counsel: